                                                                      Exhibit 11
                         Viacom Inc. and Subsidiaries
                 Computation of Net Earnings (Loss) Per Share


                                                        Three months ended Sept. 30,          Nine months ended Sept. 30,
                                                        ----------------------------          ---------------------------
                                                           1999               1998               1999               1998
                                                           ----               ----               ----               ----
                                                                   (In millions, except per share amounts)
Earnings (loss):
Earnings (loss) from continuing operations.......            $110.9            $ 86.4             $238.6             $(133.3)
Cumulative convertible preferred stock dividend
 requirement.....................................                --             (15.0)               (.4)              (45.0)

Premium on redemption of preferred stock.........                --                --              (12.0)                 --
                                                             ------            ------             ------             -------
Earnings (loss) from continuing operations
 attributable to common stock....................             110.9              71.4              226.2              (178.3)

Earnings (loss) from discontinued operations,
 net of tax......................................                --              52.0                 --                (7.6)
Extraordinary loss, net of tax...................             (14.2)               --              (37.7)                 --
                                                             ------            ------             ------             -------
Net earnings (loss)..............................            $ 96.7            $123.4             $188.5             $(185.9)
                                                             ======            ======             ======             =======

Basic computation:
------------------
Shares:
Weighted average number of common shares.........             696.7             714.7              694.5               712.8
                                                             ======            ======             ======             =======

Net earnings (loss) per common share:
Earnings (loss) from continuing operations.......            $  .16            $  .10             $  .33            $   (.25)
Earnings (loss) from discontinued operations,
 net of tax .....................................                --               .07                 --                (.01)
Extraordinary loss, net of tax...................              (.02)               --               (.06)                 --
                                                             ------            ------             ------             -------
Net earnings (loss)..............................            $  .14            $  .17             $  .27            $   (.26)
                                                             ======            ======             ======             =======

Diluted computation:
--------------------
Shares:
Weighted average number of common shares (basic)              696.7             714.7              694.5               712.8
   Common shares potentially issuable in connection
    with stock options and warrants(1)...........              12.8              10.8               14.1                  --
                                                             ------            ------             ------              -------
Weighted average number of common shares
   (diluted)...............................                   709.5             725.5              708.6               712.8
                                                             ======            ======             ======              =======

Net earnings (loss) per common share:
 Earnings (loss) from continuing operations......            $  .16            $  .10             $  .32            $   (.25)
 Earnings (loss) from discontinued operations,
  net of tax.....................................                --               .07                 --                (.01)
 Extraordinary loss, net of tax..................              (.02)               --               (.05)                 --
                                                             ------            ------             ------             -------
 Net earnings (loss).............................            $  .14            $  .17             $  .27            $   (.26)
                                                             ======            ======             ======             =======

(1) For the nine months ended September 30, 1998, the assumed exercise of stock options had an anti-dilutive effect on earnings per share, and therefore was excluded from the diluted earnings per share calculation.